UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  October 19, 2004

                               Riverview Bancorp, Inc.
              (Exact name of registrant as specified in its charter)

         Washington                    0-22957                 91-1838969
 (State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington            98660
      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number (including area code):  (360) 693-6650


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On October 19, 2004, Riverview Bancorp, Inc. issued its earnings release for the quarter ended September 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)   Exhibits

     99.1  Press Release of Riverview Bancorp, Inc. dated October 19, 2004.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      RIVERVIEW BANCORP, INC.



DATE: October 20, 2004                By: /s/ Ronald Dobyns
                                         ----------------------------------
                                         Ronald Dobyns
                                         Senior Vice President and
                                         Chief Financial Officer

                                  Exhibit 99.1

Contacts:    Pat Sheaffer, Chairman/C.E.O., 360-693-6650
             Ron Wysaske, President/C.O.O., 360-693-6650

            RIVERVIEW BANCORP PROFITS INCREASE 20% TO $4.1 MILLION
            ------------------------------------------------------
                    FOR THE FIRST SIX MONTHS OF FISCAL 2005
                    ---------------------------------------

Vancouver, WA - October 19, 2004 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported net income for the second quarter of fiscal 2005 was $1.9 million, or $0.39 per diluted share, compared to $1.9 million, or $0.41 per diluted share in the same fiscal quarter a year ago. Net income for the first six months of fiscal 2005 grew 20% to $4.1 million, or $0.84 per diluted share, compared to $3.4 million, or $0.75 per diluted share in the like period last year. This 20% increase in profits was due to steady loan growth and a substantial asset sale in the first fiscal quarter.

"We are focused on growing and maintaining a strong balance sheet as we continue to build our franchise," said Pat Sheaffer, Chairman and CEO. "In the second quarter we announced plans to build two new bank facilities at the Columbia Tech Center in Vancouver, Washington, as part of our continuing focus of expanding in Southwest Washington. The operations center, which is scheduled to open in 2005, should be large enough to accommodate growth for the bank and its subsidiaries well into the next decade. The branch office at 192nd avenue in Vancouver would be the 14th Riverview full service branch; the 10th Clark County branch."

Second quarter revenues (net interest income before the provision for loan losses plus non-interest income) remained steady at $7.5 million in the second fiscal quarter compared to last year. Fiscal year-to-date, revenues grew 14% to $15.7 million, compared to $13.7 million for the same period of last fiscal year. Net interest income before the provision for loan losses increased 7% to $5.8 million for the quarter, compared to $5.4 million for the like quarter last fiscal year. For the first six months of fiscal 2005, net interest income before the provision for loan losses increased 13% to $11.3 million, compared to $10.0 million for the first six months of fiscal 2004.

"We have managed Riverview's assets and liabilities to take advantage of rising short-term interest rates; and as a result our net interest margin increased 29 basis points to 4.89% for the second fiscal quarter, from 4.60% in the second fiscal quarter last year," Sheaffer added. Riverview's margin was 4.90% in the first fiscal quarter of 2005. The net interest margin for the first six months of fiscal 2005 expanded 14 basis points to 4.90% from 4.76% a year earlier.

Non-interest income for the second fiscal quarter was at $1.7 million, compared to $2.0 million in the like quarter a year ago. Non-interest income for the second fiscal quarter includes a $2,000 increase in the fair market value of mortgage servicing rights as compared to a $342,000 increase in the second fiscal quarter of last year. For the first half of the fiscal year, non-interest income increased 18% to $4.3 million, compared to $3.7 million in the like period of last fiscal year. "The increase in non-interest income during the first six months was largely due to the $828,000 pre-tax gain on the sale/leaseback of the Camas branch and operations center during the fiscal first quarter," said Sheaffer. The sale contributed approximately $0.11 per diluted share to fiscal first quarter's earning.

                                      (more)

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Riverview Bancorp, Inc.
October 19, 2004
Page 2

For the fiscal second quarter, non-interest expense was $4.6 million, even with levels a year earlier. Fiscal year-to-date, non-interest expense was $9.4 million, compared to $8.5 million in the first six months of fiscal 2004. Net of intangible amortization, the efficiency ratio improved to 60.81% for the quarter, compared to 61.44% in 2004's second fiscal quarter.

Total assets were at $525 million at September 30, 2004 compared to $533 million a year earlier. Deposits were at $412 million compared to $425 million at September 30, 2003. The reduction in deposits was maturities of broker deposits acquired in the Today's Bank acquisition in July 2003. Shareholders' equity increased 7% to $68 million and book value grew 5% to $14.10 per share over the 12-month period.

"Our loan portfolio continues to grow steadily and has more of a commercial loan mix," said Ron Wysaske, President and COO. "Commercial real estate loans grew to 46% of the total loan portfolio at September 30, 2004, compared to 38% at September 30, 2003." Net loans at September 30, 2004, increased 4% to $386 million, compared to $370 million at September 30, 2003. Single family lending represents just 11% of Riverview's loan portfolio.

"We are maintaining our high credit standards and are not chasing poor quality loans," Wysaske added. Credit quality remains high, as non-performing assets were just 0.28% of total assets at September 30, 2004, an 11 basis point improvement from 0.39% of total assets at March 31, 2004. The allowance for loan losses was at $4.4 million or 1.13% of total net loans outstanding at September 30, 2004.

Riverview's annualized return on average assets was 1.45% and 1.59% for the second quarter and year-to-date periods respectively, compared to 1.48% for both periods a year ago. Annualized return on average equity was 11.14% in the second quarter and 12.21% for the six-month period, compared to 12.27% and 11.58% respectively, for the same periods a year ago.

Riverview Bancorp will host a conference call today, Tuesday, October 19th, at 8:00 a.m. PDT, to discuss second fiscal quarter results. The conference call can be accessed live by telephone at 303-262-2140. To listen to the call online go to www.actioncast.acttel.com and use event ID 24877. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11009825# until Tuesday, October 26, 2004 or via the internet at www.actioncast.acttel.com and use event ID 24877.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington just north of Portland, Oregon on the I-5 corridor. It is the parent company of the 81 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13
Southwest Washington branches, including nine in Clark County   the second
fastest growing county in the state and one lending center. The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions.
Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                                    (tables follow)

Riverview Bancorp, Inc.
October 19, 2004
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2004, MARCH 31, 2004 AND SEPTEMBER 30, 2003


(In thousands, except share data) SEPTEMBER 30,   MARCH 31,   SEPTEMBER 30,
(Unaudited)                               2004        2004            2003
---------------------------------------------------------------------------

ASSETS

Cash (including interest-earning
 accounts of $35,404, $32,334 and
 $57,641)                          $  49,644      $  47,907    $  84,597
Loans held for sale                      444            407        1,606
Investment securities available
 for sale, at fair value
 (amortized cost of $30,712,
 $32,751 and $31,290)                 29,813         32,883       32,008
Mortgage-backed securities held
 to maturity, at amortized cost
 (fair value of  $2,487, $2,591
 and $2,863)                           2,428          2,517        2,799
Mortgage-backed securities
 available for sale, at fair value
 (amortized cost of $13,445,
 $10,417 and $8,375)                  13,579         10,607        8,609
Loans receivable (net of allowance
 for loan losses of $4,424,
 $4,481 and $5,205)                  386,063        381,127      369,668
Real estate owned                          -            742        1,077
Prepaid expenses and other assets      1,234          1,289          779
Accrued interest receivable            1,803          1,786        1,856
Federal Home Loan Bank stock,
 at cost                               6,119          6,034        5,927
Premises and equipment, net            8,401          9,735       10,392
Deferred income taxes, net             3,111          2,736        2,908
Mortgage servicing rights, net           564            624          718
Goodwill                               9,214          9,214        9,204
Core deposit intangible, net             643            758          999
Bank owned life insurance             12,397         12,121
                                    --------       --------     --------
TOTAL ASSETS                        $525,457       $520,487     $533,147
                                    ========       ========     ========

LIABILITIES AND SHAREHOLDERS'
 EQUITY

LIABILITIES:
  Deposit accounts                  $411,702       $409,115     $425,498
  Accrued expenses and other
   liabilities                         5,776          5,862        4,121
  Advance payments by borrowers
   for taxes and insurance               286            328          295
  Federal Home Loan Bank advances     40,000         40,000       40,000
                                    --------       --------     --------
Total liabilities                    457,764        455,305      469,914

SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01
   par value; 250,000 authorized,
   issued and outstanding, none            -              -            -
  Common stock, $.01 par value;
   50,000,000 authorized
   September 30, 2004 - 4,997,300
   issued, 4,800,232 outstanding;
   March 31, 2004 - 4,974,979 issued,
   4,777,911 outstanding;
   September 30, 2003 - 4,954,479
   issued, 4,727,640 outstanding;         50             50           50
Additional paid-in capital            40,698         40,187       39,725
Retained earnings                     28,945         26,330       24,531
Unearned shares issued to employee
 stock ownership trust                (1,495)        (1,598)      (1,701)
Accumulated other comprehensive
 income                                 (505)           213          628
                                    --------       --------     --------
     Total shareholders' equity       67,693         65,182       63,233
                                    --------       --------     --------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                             $525,457       $520,487     $533,147
                                    ========       ========     ========

                                    (more)

Riverview Bancorp, Inc.
October 19, 2004
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME FOR
THE THREE AND SIX MONTHS ENDED
SEPTEMBER 30, 2004 AND 2003            Three Months Ended   Six Months Ended
(In thousands, except share data)          September 30,       September 30,
(Unaudited)                              2004       2003     2004       2003
-----------------------------------------------------------------------------

INTEREST INCOME:
  Interest and fees on loans
   receivable                          $6,997     $6,727   $13,623    $12,396
  Interest on investment securities       168         88       336        155
  Interest on mortgage-backed
   securities                             164        154       324        335
  Other interest and dividends            201        258       340        472
                                       ------     ------   -------    -------
      Total interest income             7,530      7,227    14,623     13,358
                                       ------     ------   -------    -------

INTEREST EXPENSE:
  Interest on deposits                  1,260      1,325     2,303      2,334
  Interest on borrowings                  504        497     1,000        992
                                       ------     ------   -------    -------
      Total interest expense            1,764      1,822     3,303      3,326
                                       ------     ------   -------    -------
      Net interest income               5,766      5,405    11,320     10,032
  Less provision for loan losses           50          -       190         70
                                       ------     ------   -------    -------
      Net interest income after
       provision for loan losses        5,716      5,405    11,130      9,962
                                       ------     ------   -------    -------

NON-INTEREST INCOME:
  Fees and service charges              1,142      1,245     2,312      2,418
  Asset management fees                   257        214       529        437
  Gain on sale of loans held for
   sale                                   137        287       312        591
  Gain on sale of other real
   estate owned                             -         45         -         48
  Loan servicing income                    15        259        34        151
  Bank owned life insurance               122          -       276          -
  Gain on sale of premises and
   equipment                                1          -       829          2
  Other                                    24         (1)       46         18
                                       ------     ------   -------    -------
      Total non-interest income         1,698      2,049     4,338      3,665
                                       ------     ------   -------    -------

NON-INTEREST EXPENSE:
  Salaries and employee benefits        2,587      2,500     5,233      4,749
  Occupancy and depreciation              739        769     1,512      1,355
  Data processing                         237        238       486        442
  Amortization of core deposit
   intangible                              34        107       115        189
  Advertising and marketing               222        244       473        513
  FDIC insurance premium                   15         13        30         25
  State and local taxes                   122        113       275        207
  Telecommunications                       70         73       134        121
  Professional fees                       129        105       252        194
  Other                                   459        416       936        718
                                       ------     ------   -------    -------
      Total non-interest expense        4,614      4,578     9,446      8,513
                                       ------     ------   -------    -------

INCOME BEFORE FEDERAL INCOME TAXES      2,800      2,876     6,022      5,114

PROVISION FOR FEDERAL INCOME TAXES        898        958     1,921      1,696
                                       ------     ------   -------    -------

NET INCOME                             $1,902     $1,918   $ 4,101    $ 3,418
                                       ======     ======   =======    =======

Earnings per common share:
      Basic                            $ 0.40     $ 0.41   $  0.85    $  0.76
      Diluted                            0.39       0.41      0.84       0.75

Weighted average number of shares
 outstanding:
      Basic                         4,812,154  4,653,314 4,801,528  4,513,117
      Diluted                       4,885,447  4,728,250 4,875,146  4,585,921

                                    (more)

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Riverview Bancorp, Inc.
October 19, 2004
Page 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                   At or for the         At or for the
                                 Six Months Ended          Year Ended
                                SEPTEMBER 30, 2004       MARCH 31, 2004
                                ------------------       --------------
                               (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------

Average interest earning assets       $464,861             $ 443,525
Average interest-bearing liabilities   378,081               361,984
Net average earning assets              86,780                81,541
Non-performing assets                    1,478                 2,043
Non-performing loans                     1,478                 1,301
Allowance for loan losses                4,424                 4,481
Average interest-earning assets to
 average interest-bearing liabilities   122.95%               122.53%
Allowance for loan losses to
 non-performing loans                   299.32%               344.43%
Allowance for loan losses to net
 loans                                    1.13%                 1.16%
Non-performing loans to total
 net loans                                0.38%                 0.34%
Non-performing assets to total assets     0.28%                 0.39%
Shareholders' equity to assets           12.88%                12.52%
Number of banking facilities                14                    14


                                   At or for the         At or for the
                                Three Months Ended      Six Months Ended
                                SEPTEMBER 30, 2004       MARCH 31, 2004
                                ------------------     ------------------
SELECTED OPERATING DATA          2004        2003       2004        2003
-----------------------         ------      ------     ------      ------

Efficiency ratio (4)            61.82%      61.42%     60.33%      62.15%
Efficiency ratio net of
 intangible amortization        60.81%      61.44%     59.10%      60.59%
Coverage ratio net of
 intangible amortization       125.90%     120.89%    121.32%     120.52%
Return on average assets (1)     1.45%       1.48%      1.59%       1.48%
Return on average equity (1)    11.14%      12.27%     12.21%      11.58%
Net interest margin              4.89%       4.60%      4.90%       4.76%


PER SHARE DATA
--------------

Basic earnings per share (2)  $  0.40     $  0.41    $  0.85     $  0.76
Diluted earnings per share (3)   0.39        0.41       0.84        0.75
Book value per share (2)        14.10       13.38      14.10       13.38
Tangible book value per
 share (2)                      11.93       11.07      11.93       11.07
Market price per share:
  High for period              21.650      20.500     21.650      20.500
  Low for the period           19.850      18.080     19.490      16.300
  Close for period end         21.360      18.900     21.360      18.900
Cash dividends declared
 per share                      0.155       0.140      0.310       0.280

Average number of shares
 outstanding:
  Basic (2)                 4,812,154   4,653,314  4,801,528   4,513,117
  Diluted (3)               4,885,447   4,728,250  4,875,146   4,585,921

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                    # # #

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